UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2009

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

In connection with a scheduled meeting on November 4, 2009, between TransCanada Corporation (“TransCanada”) and certain Canadian shippers on its Canadian mainline system, TC PipeLines, LP is providing the following update.

TC PipeLines, LP (the “Partnership”) owns a 46.45 per cent general partner interest in Great Lakes Gas Transmission Limited Partnership (“Great Lakes”). The other 53.55 per cent partner interest in Great Lakes is owned by TransCanada.  The general partner of TC PipeLines, LP is TC PipeLines GP, Inc., a wholly-owned subsidiary of TransCanada.

Great Lakes has approximately 830 thousand dekatherms per day (MDth/d) of longhaul capacity under contract expiring on October 31, 2010 with its largest shipper, TransCanada. On November 3, 2009 Great Lakes and TransCanada renewed contracts for one year for 470 MDth/d of capacity, some at a slight discounted rate, and agreed to provide other transportation services. The remaining approximate 360 MDth/d of capacity will expire October 31, 2010. Great Lakes will post the expiring capacity for shipper interest in early 2010.

Great Lakes receives natural gas from TransCanada at the Canadian border near Emerson, Manitoba, and its pipeline extends across Minnesota, Northern Wisconsin and Michigan, and redelivers gas to TransCanada at the Canadian border at Sault Ste. Marie, Michigan and St. Clair, Michigan.  Great Lakes also connects to strategic storage centers in Michigan.  Great Lakes serves the Midwest and Northeastern markets in the United States and the Eastern Canadian market.

Set forth below is an updated discussion of the factors that impact the business of interstate natural gas pipeline systems.

FACTORS THAT IMPACT THE BUSINESS OF GREAT LAKES

Pipeline systems provide natural gas transportation services to their customers. Key factors that impact their business are the supply of and demand for natural gas in the markets in which pipeline systems operate; the customers of pipeline systems and the mix of services they require; competition; and government regulation of natural gas pipelines.

Supply and Demand of Natural Gas

Great Lakes provides customers with natural gas transportation services to market demand areas and access to strategic storage centers. Great Lakes depends upon the continued availability of natural gas production and reserves from the Western Canadian Sedimentary Basin (“WCSB”). The “Net WCSB Flows to Markets” is the supply of and demand for WCSB natural gas that is available for transportation to downstream markets; where supply represents WCSB production adjusted for injections into and withdrawals from WCSB storage. Net WCSB Flows to Markets are dependent upon natural gas production levels, demand for natural gas in Western Canada, storage capacity for Western Canadian natural gas and demand for storage injection. The Net WCSB Flows to Markets were 1.2 billion cubic feet per day (Bcf/day) lower in the third quarter of 2009 compared to the same period in 2008, due primarily to a decrease in production which was slightly offset by a reduction in net injections into Western Canadian storage.

Decreased demand in North America related to the economic environment, combined with increased production from U.S. shale plays and high levels of natural gas in storage have resulted in a supply/demand imbalance, which has contributed to weaker commodity prices for natural gas over the last year and are expected to continue into 2010. These low commodity prices have resulted in reductions in exploration and development activity for natural gas as well as some levels of voluntary production curtailments in the WCSB. Decreases in WCSB production are expected to continue throughout the remainder of 2009 and into 2010 mainly related to the low commodity price environment.

Strengthening of the North American economy, decreased natural gas inventories as a result of reduced production levels and cold winter weather causing increased heating related demand, are factors that would positively affect natural gas prices.

Western Canadian natural gas in storage is currently at a five year high. U.S. working gas storage levels are also at record high levels. The summer is traditionally a storage injection period. However, due to the high levels of natural gas already in storage at the beginning of the storage injection season, lower amounts of gas were injected over the third quarter compared to levels seen in previous years. Normally, lower levels of injection into Western Canadian gas storage results in more WCSB gas available for export; however, this has been offset by less WCSB production. The high U.S. gas storage levels are negatively impacting the demand for natural gas in the market areas that storage serves, as well as impacting demand for transportation services related to storage injection. High overall storage levels have a dampening effect on natural gas prices which in turn reduces ongoing production.

Factors which may mitigate declining WCSB production in the future include strengthening gas prices which will support continued exploration and development of new fields in Western Canada by WCSB natural gas producers. Over the long term, we expect WCSB natural gas producers will direct significant activity at unconventional resources such as coal bed methane and shale gas. Additional Canadian natural gas supply sources may be available in the future if new pipeline projects associated with the Montney and Horn River shale gas regions in Western Canada are constructed, and the longer term potential associated with the proposed development of the Mackenzie Delta in Northern Canada and the North Slope of Alaska.

Factors which may impact the overall demand for natural gas include weather conditions, economic conditions, government regulation, availability and price of alternative energy sources, fuel conservation measures, and technological advances in fuel economy and energy generation devices. Although demand for natural gas is expected to continue to decline in North America through the remainder of 2009 and into 2010 with the current economic downturn, we expect a demand increase in the long term. In certain sectors, such as the electric generation sector, lower natural gas prices have resulted in a competitive advantage for this fuel option and a resulting increase in demand for natural gas in this sector.

Demand for natural gas transportation service on Great Lakes is directly related to the activity in the natural gas markets served by it. Factors that may impact demand for transportation service on Great Lakes and our other pipeline systems include the ability and willingness of natural gas shippers to utilize one system over alternative pipelines, relative transportation rates, and the volume of natural gas delivered to markets from other supply sources and storage facilities. The impact of changes in demand for natural gas transportation services on operating revenues for Great Lakes and our other pipeline systems is dependent upon the extent to which capacity has been contracted under long-term firm contracts.

Net WCSB Flows to Markets is one of the factors which impacts throughput on our Great Lakes system. The other important factor impacting throughput is the activity in the natural gas markets served by our pipeline systems. We cannot predict the impact of any continued declines in Net WCSB Flows to Markets and uncertain market conditions are expected to continue to affect throughput for the remainder of 2009 and into 2010.

Throughput on the Great Lakes pipeline system in the third quarter of 2009 (average 1,622 MMcf/d) was lower compared to the same period in 2008 (average 2,122 MMcf/d). The lower volumes in 2009 are due mainly to underutilization of long-term firm contracts related to the early fill of storage during the traditional summer storage-fill season, and lower power generation demand due to mild summer weather, and decreased overall demand related to the economic environment. The underutilization of the long-term firm contracts was somewhat offset by daily sales of capacity. Decreases in throughput related to underutilization of firm contracts have a minimal impact on revenue. If the level of firm contracts decreases a larger proportion of Great Lakes’ revenues are generated by shorter term contracts.  Great Lakes may experience increased volatility in revenues as a result of changes in throughput.

Customers and Contracting

The reduced level of Net WCSB Flows to Markets has resulted in an environment in which the pipeline capacity serving the WCSB exceeds demand. In this environment, there is little incentive for shippers to make long term commitments for capacity and the trend towards shorter term contracts is expected to continue for Great Lakes. As well, there may be increased seasonality with respect to pipeline throughput and revenues.

Prevailing market conditions and dynamic competitive factors in North America, particularly lower Net WCSB Flows to Markets, increased supply from other supply basins to Great Lakes’ market area from other supply sources, and the current economic conditions affecting the demand for natural gas, will continue to impact the value of transportation on Great Lakes and its ability to market available capacity.

Great Lakes’ average contracted capacity was 103 per cent of its design capacity for the third quarter of 2009 compared to 92 per cent for the same period last year. At September 30, 2009, 94 per cent of its average design capacity was contracted on a firm basis for the remainder of the year and the weighted average remaining life of firm transport contracts was 1.9 years. Substantially all of the firm contracts in place at September 30, 2009 are in place until October 31, 2010.

Great Lakes has approximately 985 MDth/d of longhaul capacity expiring on October 31, 2010, of which approximately 830 MDth/d is contracted with TransCanada. On November 3, 2009 Great Lakes and TransCanada renewed contracts for one year for 470 MDth/d of capacity some at discounted rates and to provide other transportation services. TransCanada has elected to turn back approximately 360 MDth/d as of October 31, 2010. Great Lakes will actively market and post any expiring capacity for shipper interest in early 2010. Great Lakes may discount transportation capacity as needed to optimize revenue.

Competition

Great Lakes competes primarily with other interstate and intrastate pipelines in the transportation of natural gas. Changes in North American gas flow patterns are expected as a result of recent and proposed pipeline projects which are changing the supply competition in the markets served by Great Lakes. Additionally, supply competition from other natural gas sources can impact demand for transportation on pipeline systems. Growth in supplies available from other natural gas producing regions can impact prices for natural gas delivered to some of the markets Great Lakes and our pipeline systems serve relative to other market regions.

As the pipeline capacity serving the WCSB exceeds demand currently, there is competition for Net WCSB Flows to Markets. Factors impacting the competition for Net WCSB Flows to Markets includes the level of firm transportation contracts on each pipeline, demand for natural gas in the regions served by each pipeline, and relative transportation values on each pipeline. In the short term, factors impacting Great Lakes’ ability to compete for Net WCSB Flows to Markets includes high natural gas storage levels in Eastern Canada, Michigan and California and the availability of alternative supplies to these markets.

The Rockies Express Pipeline has introduced new gas supplies from the Rockies natural gas basin into the markets served by Great Lakes. The Eastern segment of the Rockies Express Pipeline (REX East) was placed into interim service on June 29, 2009 to Lebanon, Ohio and full in-service of REX East to Clarington, Ohio is scheduled for November 2009. Additionally, two new pipeline projects transporting volumes from the lower Mid-Continent east to the existing Gulf Coast pipeline infrastructure went into service in the second quarter of 2009. These pipelines transport volumes from the lower Mid-Continent east to existing pipelines that can deliver this supply to the Midwest market area, Eastern U.S. market area, or to the Gulf market depending on demand.

The additional supply delivered to Eastern markets has caused and is expected to continue to cause natural gas formerly delivered to Eastern markets to be delivered into the Chicago market area, which has increased supply in Great Lakes’ market region.  However, there may also be opportunities for Great Lakes to market its Eastern zone services.

Increased supply in the Midwest markets served by Great Lakes as a result of changed pipeline flows has resulted in downward pressure on prices in this region. Additional supply in the Michigan market may impact Great Lakes’ ability to renew contracts with its customers and market expiring capacity.

FORWARD-LOOKING STATEMENTS

The statements in this report that are not historical information, including statements concerning plans and objectives of management for future operations, economic performance or related assumptions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “forecast” and other words and terms of similar meaning. The absence of these words, however, does not mean that the statements are not forward-looking.

These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. Certain factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include:

·	the impact of unsold capacity on Great Lakes being greater or less than expected;
·	competitive conditions in our industry and the ability of Great Lakes, to market pipeline capacity on favorable terms, which is affected by:
o	future demand for and prices of natural gas;
o	level of natural gas prices at market trading hubs;
o	competitive conditions in the overall natural gas and electricity markets;
o
availability of supplies of Canadian and United States (U.S.) natural gas, including newly discovered natural gas developments such as the Horn River and Montney shale gas developments in Western Canada, U.S. Rockies and U.S. Mid-Continent shale gas developments, and the Marcellus shale gas developments;

o	competitive developments by Canadian and U.S. natural gas transmission companies;
o	availability of additional storage capacity and current storage levels;
o	level of liquefied natural gas imports;
o	weather conditions that impact supply and demand; and
o	ability of shippers to meet credit worthiness requirements;
·	changes in relative cost structures of natural gas producing basins, such as changes in royalty programs, that impair the development of the Western Canada Sedimentary Basin (WCSB);
·
the decision by other pipeline companies to advance projects which will affect our pipeline systems and the regulatory, financing and construction risks related to construction of interstate natural gas pipelines and additional facilities;

·	performance of contractual obligations by customers of our pipeline systems;
·	the severity and length of the current economic downturn, which impacts:
o	the debt and equity capital markets and our ability to access these markets;
o	the overall demand for natural gas by end users; and
o	natural gas prices

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Donald J. Degrandis Donald J. DeGrandis Secretary

Dated:  November 4, 2009